                       GLENBROOK LIFE AND ANNUITY COMPANY
                         LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta                                       Please direct reply to:
Vice President, Secretary                                   Post Office Box 3005
 and General Counsel                             Northbrook, Illinois 60065-3005


                                  May 25, 1995


TO:       Glenbrook Life and Annuity Company
          Northbrook, Illinois 60062

FROM:     Michael J. Velotta
          Vice President, Secretary and General Counsel

RE:       Form S-1 Registration Statement
          Under the Securities Act of 1933
          File No. 33-

     With reference to the Registration Statement on Form S-1 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering Flexible Payment Deferred Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

     2. The Contracts covered by the above Registration Statement are approved and authorized by the Director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

     I hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration statement.

                                        Sincerely,


                                        /s/ MICHAEL J. VELOTTA
                                        Michael J. Velotta
                                        Vice President, Secretary
                                          and General Counsel